Exhibit 99.1

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact
Angie McCabe	Margita Thompson
818.676.8692	818.676.7912
angie.mccabe@healthnet.com	margita.thompson@healthnet.com

HEALTH NET REPORTS ADJUSTED FOURTH QUARTER 2008

NET INCOME OF $63.1 MILLION, OR $0.61 PER DILUTED SHARE1

FULL YEAR 2008 ADJUSTED NET INCOME WAS $199.1 MILLION,

OR $1.85 PER DILUTED SHARE1

LOS ANGELES, February 3, 2009 – Health Net, Inc. (NYSE:HNT) today announced 2008 fourth quarter net income of $35.5 million, or $0.34 per diluted share, compared with fourth quarter 2007 net income of $116.9 million, or $1.04 per diluted share. The fourth quarter 2008 results include the effect of a $47.8 million pretax charge for severance and other expenses primarily relating to the company’s operations strategy that is designed to reduce general and administrative (G&A) expenses.

Adjusted1 net income in the fourth quarter of 2008 was $63.1 million, or $0.61 per diluted share. Adjusted1 net income in the fourth quarter of 2007 was $123.4 million, or $1.10 per diluted share.

For the full year 2008, Health Net reported net income of $95.0 million, or $0.88 per diluted share. Adjusted1 net income for the full year of 2008 was $199.1 million, or $1.85 per diluted share.

Health Net’s full year 2007 net income was $193.7 million, or $1.70 per diluted share. Adjusted1 net income for the full year 2007 was $416.1 million, or $3.66 per diluted share.

“Last November, we outlined a plan to improve operational performance and increase shareholder value. The fourth quarter results were consistent with that plan and set a solid foundation for 2009,” said Jay Gellert, president and chief executive officer of Health Net. “We are encouraged by the initial progress in Medicare and our California commercial business.

[1]	Detailed explanations of the non-GAAP financial measures referred to in this release and reconciliations to the comparable GAAP measures are included in the attached financial tables.

“In addition, we are actively engaged in the process we began late last year related to our businesses in Arizona and the Northeast,” Gellert added.

Membership

Total health plan enrollment as of December 31, 2008 was 3.7 million members, a decrease of 34,000 members, or approximately 1.0 percent, compared to December 31, 2007. Sequentially, total health plan enrollment decreased by 22,000 members, or nearly 1.0 percent.

Commercial risk enrollment declined by 201,000 members, or 9.0 percent, to more than 2.0 million members as of December 31, 2008 compared to December 31, 2007 and decreased by 54,000 members, or 2.6 percent, compared to September 30, 2008.

Enrollment in the company’s Medicare Advantage plans grew by 59,000 members, or 25.0 percent, to 295,000 members as of December 31, 2008 compared to December 31, 2007. During the fourth quarter of 2008, Medicare Advantage membership increased by 2,000 members, or approximately 1.0 percent compared with the third quarter of 2008. Membership in the company’s Medicare Part D plans as of December 31, 2008 was 545,000, an increase of 166,000 members, or 43.8 percent, from December 31, 2007. Sequentially, Medicare Part D membership increased by 7,000 members, or 1.3 percent.

Medicaid enrollment at December 31, 2008 was 812,000 members, a decrease of 34,000 members, or approximately 4.0 percent, since December 31, 2007. This year-over-year decrease primarily was the result of the company’s exit from the Connecticut Medicaid business in April 2008. Sequentially, Medicaid enrollment increased by 24,000 members, or 3.0 percent, with 23,000 new members in state programs in California.

Revenues, Health Care Costs and G&A Expenses

Health Net’s total revenues increased 8.0 percent in the fourth quarter of 2008 to $3.9 billion from $3.6 billion in the fourth quarter of 2007. Health plan services premium revenues increased 5.7 percent to $3.1 billion in the fourth quarter of 2008 compared to $2.9 billion in the fourth quarter of 2007.

Health Net’s Government contracts revenues increased 21.3 percent in the fourth quarter of 2008 to $751.6 million from $619.4 million in the fourth quarter of 2007. The increase was a result of higher Option Period 5 pricing for the company’s TRICARE contract, recognition of increased Option Period 5 health care costs, and growth in the Military Family Life Counseling contract with the Department of Defense that is administered by Health Net’s behavioral health subsidiary.

The adjusted1 health plan medical care ratio (MCR) in the fourth quarter of 2008 was 85.5 percent compared to 82.6 percent in the fourth quarter of 2007.

The adjusted1 commercial MCR in the fourth quarter of 2008 was 84.4 percent compared to 81.8 percent in the fourth quarter of 2007 and improved by 230 basis points sequentially from the 2008 third quarter MCR of 86.7 percent.

Commercial premium yields per member per month (PMPM) increased by 7.9 percent compared to the fourth quarter of 2007.

Adjusted1 total commercial health care costs PMPM increased by 11.3 percent in the fourth quarter of 2008 compared to the fourth quarter of 2007.

Compared to the full year 2007, commercial premium yields PMPM increased by 8.6 percent in 2008 while adjusted1 commercial health care costs PMPM increased by 11.7 percent.

“The MCR, premium yields and commercial health care cost trends are consistent with the plan we outlined in November,” said Jim Woys, Health Net’s chief operating officer.

“For 2009, we expect commercial premium yields PMPM to be approximately 9.0 percent based on the business that has renewed to-date. In addition, we continue to believe we will achieve a positive spread of approximately 50 basis points in commercial premium yields versus health care costs in 2009,” added Woys.

The Government contracts cost ratio was 95.6 percent in the fourth quarter of 2008 compared to 89.9 percent in the fourth quarter of 2007 and 95.0 percent in the third quarter of 2008. “The higher costs reflect some increased usage of the TRICARE benefit by the eligible population. The ability to reset cost targets with each new Option Period allowed us to incorporate these costs into our 2009 expectations,” said Woys.

Total adjusted1 G&A expense was $293.6 million in the fourth quarter of 2008 compared with $307.1 million in the fourth quarter of 2007. “Health Net’s adjusted 1 G&A ratio improved 100 basis points quarter-over-quarter and 80 basis points year-over-year as we continue to focus on reducing costs through our operations strategy,” said Joseph Capezza, Health Net’s chief financial officer.

Health Net’s selling expenses of $92.3 million in the fourth quarter of 2008 increased by approximately $2.0 million compared to the fourth quarter of 2007.

Balance Sheet

Cash and investments as of December 31, 2008 were $2.2 billion compared with $2.2 billion as of September 30, 2008 and $2.6 billion as of December 31, 2007.

Reserves for claims and other settlements increased by $37.7 million to $1.3 billion at December 31, 2008 from December 31, 2007.

Days claims payable (DCP), including provider and other claim settlements, capitation payments and Medicare Part D expenses, decreased by 2.9 days to 47.0 days in the fourth quarter of 2008 compared to 49.9 days in the fourth quarter of 2007 and increased by 0.7 days compared to the third quarter of 2008.

Excluding provider and other claim settlements, capitation payments and Medicare Part D, DCP in the fourth quarter of 2008 decreased by 0.1 days to 54.8 days compared to the 2007 fourth quarter and increased by 2.1 days sequentially.2

The company’s debt-to-total capital ratio was 27.9 percent as of December 31, 2008 compared to 22.5 percent as of December 31, 2007 and 27.6 percent on September 30, 2008.

Interest expense increased by $2.8 million in the fourth quarter of 2008 compared to the fourth quarter of 2007 due to higher debt levels.

Cash Flow

Operating cash flow was negative $53.6 million in the fourth quarter of 2008. This decrease was primarily driven by an increase of approximately $150 million in a receivable for Medicare Part D catastrophic reinsurance.

“Because the Medicare Part D receivable will be paid in 2009, the company currently expects operating cash flow to be approximately 1.5 times net income in 2009,” said Capezza.

Outlook

Including the impact of $60 million to $70 million in expected pretax operations strategy-related charges in 2009, Health Net expects full-year 2009 GAAP earnings per diluted share of $1.85 to $2.10 based on expected diluted weighted average shares outstanding of 104 million to 105 million shares. Excluding the charges, the company expects full-year 2009 earnings per diluted share of $2.25 to $2.40. The following table updates previously issued full-year 2009 guidance on a number of operating metrics.

[2]

See footnote (a) in the Notes to Consolidated Financial Statements in the financial schedules attached to this release for a reconciliation of this information to the comparable GAAP financial measure.

Full-Year 2009 Guidance Table

2009 Guidance

Year-end Membership	Commercial Risk: -3% to -5% Medicaid: +2% to +3% Medicare Advantage: -1% to -2% PDP: -15% to -20%

Consolidated Revenues	$15.5 billion to $16.0 billion

Commercial Yields	~ 9.0%

Commercial Health Care Cost Trends	~ 8.5%

Selling Cost Ratio Government Contracts Ratio G&A Expense Ratio*	~ 2.9% ~ 95.0% to 95.5% ~ 9.6% to 9.8%

Tax Rate	38.5% to 38.7%

Weighted-average Fully Diluted Shares Outstanding	104 million to 105 million

GAAP EPS Non-GAAP EPS*	$1.85 to $2.10 $2.25 to $2.40

*	Excludes the impact of expected operations strategy-related pretax charges of $60 million to $70 million in 2009.

Conference Call

As previously announced, Health Net will discuss the company’s fourth quarter and full year 2008 results during a conference call on Tuesday, February 3, 2009, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

877.857.6161 (Domestic)	888.203.1112 (Replay – Domestic)

719.325.4820 (International)	719.457.0820 (Replay – International)

The access code for both the live conference call and the replay is 3548771. A replay of the conference call will be available through 2:00 p.m. Eastern time on February 8, 2009. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, and other reports filed by the company from time to time with the Securities and Exchange Commission.

About Health Net

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.7 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 6.9 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s Web site at www.healthnet.com.

Cautionary Statements

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, negative prior period claims reserve developments, additional investment portfolio impairment charges, changes in the economy, volatility in the financial markets, trends in medical care ratios, unexpected utilization patterns or unexpectedly severe or widespread illnesses, membership declines, rate cuts affecting our Medicare or Medicaid business, issues relating to provider contracts, litigation costs, regulatory issues, operational issues, health care reform and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section, included within the company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

# # #

[Nine pages of tables follow]

Health Net, Inc.

Enrollment Data—By State

(In thousands)

				Change from
				September 30, 2008		December 31, 2007
	Dec 31, 2008	Sept 30, 2008	Dec 31, 2007	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
California
Large Group	938	954	991	(16)	(1.7)%	(53)	(5.3)%
Small Group and Individual	414	431	477	(17)	(3.9)%	(63)	(13.2)%

Commercial Risk	1,352	1,385	1,468	(33)	(2.4)%	(116)	(7.9)%
ASO	5	5	6	0	0.0%	(1)	(16.7)%

Total Commercial	1,357	1,390	1,474	(33)	(2.4)%	(117)	(7.9)%
Medicare Advantage	133	131	112	2	1.5%	21	18.8%
Medi-Cal	765	742	712	23	3.1%	53	7.4%

Total California	2,255	2,263	2,298	(8)	(0.4)%	(43)	(1.9)%

Connecticut
Large Group	114	117	136	(3)	(2.6)%	(22)	(16.2)%
Small Group and Individual	25	26	25	(1)	(3.8)%	0	0.0%

Commercial Risk	139	143	161	(4)	(2.8)%	(22)	(13.7)%
ASO	25	25	32	0	0.0%	(7)	(21.9)%

Total Commercial	164	168	193	(4)	(2.4)%	(29)	(15.0)%
Medicare Advantage	57	57	45	0	0.0%	12	26.7%
Medicaid	0	0	90	0	0.0%	(90)	(100.0)%

Total Connecticut	221	225	328	(4)	(1.8)%	(107)	(32.6)%

New York
Large Group	101	101	116	0	0.0%	(15)	(12.9)%
Small Group and Individual	103	107	118	(4)	(3.7)%	(15)	(12.7)%

Commercial Risk	204	208	234	(4)	(1.9)%	(30)	(12.8)%
ASO	11	11	13	0	0.0%	(2)	(15.4)%

Total Commercial	215	219	247	(4)	(1.8)%	(32)	(13.0)%
Medicare Advantage	6	6	3	0	0.0%	3	100.0%

Total New York	221	225	250	(4)	(1.8)%	(29)	(11.6)%

New Jersey
Large Group	19	20	30	(1)	(5.0)%	(11)	(36.7)%
Small Group and Individual	54	55	60	(1)	(1.8)%	(6)	(10.0)%

Commercial Risk	73	75	90	(2)	(2.7)%	(17)	(18.9)%
ASO	3	4	17	(1)	(25.0)%	(14)	(82.4)%

Total Commercial	76	79	107	(3)	(3.8)%	(31)	(29.0)%
Medicaid	47	46	44	1	2.2%	3	6.8%

Total New Jersey	123	125	151	(2)	(1.6)%	(28)	(18.5)%

Arizona
Large Group	77	80	81	(3)	(3.8)%	(4)	(4.9)%
Small Group and Individual	46	50	56	(4)	(8.0)%	(10)	(17.9)%

Commercial Risk	123	130	137	(7)	(5.4)%	(14)	(10.2)%
Medicare Advantage	67	67	51	0	0.0%	16	31.4%

Total Arizona	190	197	188	(7)	(3.6)%	2	1.1%

Oregon
Large Group	93	99	101	(6)	(6.1)%	(8)	(7.9)%
Small Group and Individual	40	38	34	2	5.3%	6	17.6%

Commercial Risk	133	137	135	(4)	(2.9)%	(2)	(1.5)%
Medicare Advantage	22	22	21	0	0.0%	1	4.8%

Total Oregon	155	159	156	(4)	(2.5)%	(1)	(0.6)%

Other States
Medicare Advantage	10	10	4	0	0.0%	6	150.0%

Medicare PDP (stand-alone)	545	538	379	7	1.3%	166	43.8%

Total Health Plan Enrollment
Large Group	1,342	1,371	1,455	(29)	(2.1)%	(113)	(7.8)%
Small Group and Individual	682	707	770	(25)	(3.5)%	(88)	(11.4)%

Commercial Risk	2,024	2,078	2,225	(54)	(2.6)%	(201)	(9.0)%
ASO	44	45	68	(1)	(2.2)%	(24)	(35.3)%

Total Commercial	2,068	2,123	2,293	(55)	(2.6)%	(225)	(9.8)%
Medicare Advantage	295	293	236	2	0.7%	59	25.0%
Medicare PDP (stand-alone)	545	538	379	7	1.3%	166	43.8%
Medi-Cal/Medicaid	812	788	846	24	3.0%	(34)	(4.0)%

Total Health Plans	3,720	3,742	3,754	(22)	(0.6)%	(34)	(0.9)%

TRICARE—North Contract Eligibles	3,004	2,951	2,895	53	1.8%	109	3.8%

Health Net, Inc.

Enrollment Data—Line of Business

(In thousands)

				Change from
				September 30, 2008		December 31, 2007
	Dec 31, 2008	Sept 30, 2008	Dec 31, 2007	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
Large Group
California	938	954	991	(16)	(1.7)%	(53)	(5.3)%
Connecticut	114	117	136	(3)	(2.6)%	(22)	(16.2)%
New York	101	101	116	0	0.0%	(15)	(12.9)%
New Jersey	19	20	30	(1)	(5.0)%	(11)	(36.7)%
Arizona	77	80	81	(3)	(3.8)%	(4)	(4.9)%
Oregon	93	99	101	(6)	(6.1)%	(8)	(7.9)%

	1,342	1,371	1,455	(29)	(2.1)%	(113)	(7.8)%

Small Group and Individual
California	414	431	477	(17)	(3.9)%	(63)	(13.2)%
Connecticut	25	26	25	(1)	(3.8)%	0	0.0%
New York	103	107	118	(4)	(3.7)%	(15)	(12.7)%
New Jersey	54	55	60	(1)	(1.8)%	(6)	(10.0)%
Arizona	46	50	56	(4)	(8.0)%	(10)	(17.9)%
Oregon	40	38	34	2	5.3%	6	17.6%

	682	707	770	(25)	(3.5)%	(88)	(11.4)%

Commercial Risk
California	1,352	1,385	1,468	(33)	(2.4)%	(116)	(7.9)%
Connecticut	139	143	161	(4)	(2.8)%	(22)	(13.7)%
New York	204	208	234	(4)	(1.9)%	(30)	(12.8)%
New Jersey	73	75	90	(2)	(2.7)%	(17)	(18.9)%
Arizona	123	130	137	(7)	(5.4)%	(14)	(10.2)%
Oregon	133	137	135	(4)	(2.9)%	(2)	(1.5)%

	2,024	2,078	2,225	(54)	(2.6)%	(201)	(9.0)%

ASO
California	5	5	6	0	0.0%	(1)	(16.7)%
Connecticut	25	25	32	0	0.0%	(7)	(21.9)%
New York	11	11	13	0	0.0%	(2)	(15.4)%
New Jersey	3	4	17	(1)	(25.0)%	(14)	(82.4)%

	44	45	68	(1)	(2.2)%	(24)	(35.3)%
Total Commercial
California	1,357	1,390	1,474	(33)	(2.4)%	(117)	(7.9)%
Connecticut	164	168	193	(4)	(2.4)%	(29)	(15.0)%
New York	215	219	247	(4)	(1.8)%	(32)	(13.0)%
New Jersey	76	79	107	(3)	(3.8)%	(31)	(29.0)%
Arizona	123	130	137	(7)	(5.4)%	(14)	(10.2)%
Oregon	133	137	135	(4)	(2.9)%	(2)	(1.5)%

	2,068	2,123	2,293	(55)	(2.6)%	(225)	(9.8)%
Medicare Advantage
California	133	131	112	2	1.5%	21	18.8%
Connecticut	57	57	45	0	0.0%	12	26.7%
New York	6	6	3	0	0.0%	3	100.0%
Arizona	67	67	51	0	0.0%	16	31.4%
Oregon	22	22	21	0	0.0%	1	4.8%
Other States	10	10	4	0	0.0%	6	150.0%

	295	293	236	2	0.7%	59	25.0%
Medi-Cal/Medicaid
California	765	742	712	23	3.1%	53	7.4%
Connecticut	0	0	90	0	0.0%	(90)	(100.0)%
New Jersey	47	46	44	1	2.2%	3	6.8%

	812	788	846	24	3.0%	(34)	(4.0)%

Medicare PDP (stand-alone)	545	538	379	7	1.3%	166	43.8%

Total Health Plan Enrollment
Large Group	1,342	1,371	1,455	(29)	(2.1)%	(113)	(7.8)%
Small Group and Individual	682	707	770	(25)	(3.5)%	(88)	(11.4)%

Commercial Risk	2,024	2,078	2,225	(54)	(2.6)%	(201)	(9.0)%
ASO	44	45	68	(1)	(2.2)%	(24)	(35.3)%

Total Commercial	2,068	2,123	2,293	(55)	(2.6)%	(225)	(9.8)%
Medicare Advantage	295	293	236	2	0.7%	59	25.0%
Medicare PDP (stand-alone)	545	538	379	7	1.3%	166	43.8%
Medi-Cal/Medicaid	812	788	846	24	3.0%	(34)	(4.0)%

Total Health Plans	3,720	3,742	3,754	(22)	(0.6)%	(34)	(0.9)%

TRICARE—North Contract Eligibles	3,004	2,951	2,895	53	1.8%	109	3.8%

Health Net, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except per share, PMPM and ratio data)

	Quarter Ended December 31, 2007	Year Ended December 31, 2007	Quarter Ended September 30, 2008	Quarter Ended December 31, 2008	Year Ended December 31, 2008
REVENUES:
Health plan services premiums	$2,916,718	$11,435,314	$3,072,717	$3,082,133	12,392,006
Government contracts	619,423	2,501,677	724,323	751,604	2,835,261
Net investment income	31,630	120,176	10,204	24,536	91,042
Administrative services fees and other income	15,482	51,104	11,607	11,209	48,280

	3,583,253	14,108,271	3,818,851	3,869,482	15,366,589

EXPENSES:
Health plan services	2,409,332	9,762,896	2,689,790	2,629,398	10,762,657
Government contracts	556,648	2,307,610	687,848	718,893	2,702,573
General and administrative	317,099	1,275,555	294,178	347,128	1,291,059
Selling	90,332	327,827	93,232	92,314	360,381
Depreciation and amortization	13,598	42,982	17,255	17,271	59,878
Interest	7,712	32,497	10,413	10,523	42,909

	3,394,721	13,749,367	3,792,716	3,815,527	15,219,457
Income from operations before income taxes	188,532	358,904	26,135	53,955	147,132
Income tax provision	71,605	165,207	7,665	18,420	52,129

Net income	$116,927	$193,697	$18,470	$35,535	$95,003

Basic earnings per share	$1.06	$1.74	$0.17	$0.34	$0.89
Diluted earnings per share	$1.04	$1.70	$0.17	$0.34	$0.88
Weighted average shares outstanding:
Basic	110,087	111,316	105,915	103,694	106,532
Diluted	112,255	113,829	106,869	104,063	107,610
Pretax margin	5.3%	2.5%	0.7%	1.4%	1.0%
Health plan services MCR	82.6%	85.4%	87.5%	85.3%	86.9%
Government contracts cost ratio	89.9%	92.2%	95.0%	95.6%	95.3%
G&A expense ratio	10.8%	11.1%	9.5%	11.2%	10.4%
Selling costs ratio	3.1%	2.9%	3.0%	3.0%	2.9%
Days claims payable (a)	49.9	43.9	46.3	47.0	44.9
Days claims payable—adjusted (a)	54.9	54.1	52.7	54.8	52.2
Effective tax rate	38.0%	46.0%	29.3%	34.1%	35.4%
Health plan services premiums PMPM	$266.88	$263.54	$276.29	$279.47	$277.79
Health plan services costs PMPM	$220.45	$225.00	$241.86	$238.42	$241.27

Health Net, Inc.

Reconciliation of Non-GAAP Financial Measures

Operating Results Excluding Charges

(Amounts in thousands, except per share, PMPM and ratio data)

Note:	This table presents the company’s consolidated operations for the periods presented below and the charges recorded in the consolidated statement of operations. Management believes that the presentation of certain financial information in the attached press release (such as Net investment income, Administrative services fees and other income, Health plan services expense, General and administrative expense, Income before income taxes, Income tax provision, Net income, Basic and diluted earnings per share, Pretax margin, MCR, G&A expense ratio, and effective tax rate), excluding the charges that were recorded, all of which are non-GAAP financial information, are important to investors as they exclude special items that are not indicative of our core operating results. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP.

	Quarter Ended December 31, 2007			Year Ended December 31, 2007
	As Reported	Impact of Charge[1]	Excluding Impact of Charge	As Reported	Impact of Charge[2]	Excluding Impact of Charge
REVENUES:
Health plan services premiums	$2,916,718		$2,916,718	$11,435,314		$11,435,314
Government contracts	619,423		619,423	2,501,677		2,501,677
Net investment income	31,630		31,630	120,176		120,176
Administrative services fees and other income	15,482		15,482	51,104		51,104

	3,583,253	—	3,583,253	14,108,271	—	14,108,271

EXPENSES:
Health plan services	2,409,332		2,409,332	9,762,896	$201,449	9,561,447
Government contracts	556,648		556,648	2,307,610		2,307,610
General and administrative	317,099	$10,000	307,099	1,275,555	105,308	1,170,247
Selling	90,332		90,332	327,827		327,827
Depreciation and amortization	13,598		13,598	42,982		42,982
Interest	7,712		7,712	32,497		32,497

	3,394,721	10,000	3,384,721	13,749,367	306,757	13,442,610
(Loss) income from operations before income taxes	188,532	(10,000)	198,532	358,904	(306,757)	665,661
Income tax (benefit) provision	71,605	(3,544)	75,149	165,207	(84,321)	249,528

Net (loss) income	$116,927	$(6,456)	$123,383	$193,697	$(222,436)	$416,133

Basic (loss) earnings per share	$1.06	$(0.06)	$1.12	$1.74	$(2.00)	$3.74
Diluted (loss) earnings per share	$1.04	$(0.06)	$1.10	$1.70	$(1.96)	$3.66
Weighted average shares outstanding:
Basic	110,087		110,087	111,316		111,316
Diluted	112,255		112,255	113,829		113,829
Pretax margin	5.3%	-0.2%	5.5%	2.5%	-2.2%	4.7%
Health plan services MCR	82.6%	—	82.6%	85.4%	1.8%	83.6%
Government contracts cost ratio	89.9%	—	89.9%	92.2%	—	92.2%
G&A expense ratio	10.8%	0.3%	10.5%	11.1%	0.9%	10.2%
Selling costs ratio	3.1%	—	3.1%	2.9%	—	2.9%
Effective tax rate	38.0%	0.1%	37.9%	46.0%	8.5%	37.5%

1	Includes a $10 million pretax charge relating to rescission included in G&A expenses.
2	Includes a $296.8 million pretax litigation charge primarily related to the settlement of the McCoy, et al., lawsuits and regulatory issues with the New Jersey Department of Banking and Insurance taken in the third quarter of 2007 and a $10.0 million pretax charge relating to the above-referenced (footnote 1) rescission case taken in the fourth quarter of 2007. $201.5 million was included in health plan services expenses and $105.3 million was included in G&A expenses.

Health Net, Inc.

Reconciliation of Non-GAAP Financial Measures

Operating Results Excluding Charges

(Amounts in thousands, except per share, PMPM and ratio data)

(Continued)

	Quarter Ended September 30, 2008			Quarter Ended December 31, 2008			Year Ended December 31, 2008
	As Reported	Impact of Charge[3]	Excluding Impact of Charge	As Reported	Impact of Charge[4]	Excluding Impact of Charge	As Reported	Impact of Charge[5]	Excluding Impact of Charge
REVENUES:
Health plan services premiums	$3,072,717		$3,072,717	$3,082,133		$3,082,133	$12,392,006		$12,392,006
Government contracts	724,323		724,323	751,604		751,604	2,835,261		2,835,261
Net investment income	10,204	$(14,642)	24,846	24,536		24,536	91,042	$(14,642)	105,684
Administrative services fees and other income	11,607		11,607	11,209		11,209	48,280	(3,400)	51,680

	3,818,851	(14,642)	3,833,493	3,869,482	—	3,869,482	15,366,589	(18,042)	15,384,631

EXPENSES:
Health plan services	2,689,790		2,689,790	2,629,398	$(5,700)	2,635,098	10,762,657	37,496	10,725,161
Government contracts	687,848		687,848	718,893		718,893	2,702,573		2,702,573
General and administrative	294,178	17,145	277,033	347,128	$53,535	293,593	1,291,059	119,540	1,171,519
Selling	93,232		93,232	92,314		92,314	360,381		360,381
Depreciation and amortization	17,255		17,255	17,271		17,271	59,878		59,878
Interest	10,413		10,413	10,523		10,523	42,909		42,909

	3,792,716	17,145	3,775,571	3,815,527	47,835	3,767,692	15,219,457	157,036	15,062,421
(Loss) income from operations before income taxes	26,135	(31,787)	57,922	53,955	(47,835)	101,790	147,132	(175,078)	322,210
Income tax (benefit) provision	7,665	(12,498)	20,163	18,420	(20,227)	38,647	52,129	(70,951)	123,080

Net (loss) income	$18,470	$(19,289)	$37,759	$35,535	$(27,608)	$63,143	$95,003	$(104,127)	$199,130

Basic (loss) earnings per share	$0.17	$(0.19)	$0.36	$0.34	$(0.27)	$0.61	$0.89	$(0.98)	$1.87
Diluted (loss) earnings per share	$0.17	$(0.18)	$0.35	$0.34	$(0.27)	$0.61	$0.88	$(0.97)	$1.85
Weighted average shares outstanding:
Basic	105,915		105,915	103,694		103,694	106,532		106,532
Diluted	106,869		106,869	104,063		104,063	107,610		107,610
Pretax margin	0.7%	-0.8%	1.5%	1.4%	-1.2%	2.6%	1.0%	-1.1%	2.1%
Health plan services MCR	87.5%	—	87.5%	85.3%	-0.2%	85.5%	86.9%	0.4%	86.5%
Government contracts cost ratio	95.0%	—	95.0%	95.6%	—	95.6%	95.3%	—	95.3%
G&A expense ratio	9.5%	0.5%	9.0%	11.2%	1.7%	9.5%	10.4%	1.0%	9.4%
Selling costs ratio	3.0%	—	3.0%	3.0%	—	3.0%	2.9%	—	2.9%
Effective tax rate	29.3%	-5.5%	34.8%	34.1%	-3.8%	38.0%	35.4%	-2.8%	38.2%

3	Includes a $14.6 million pretax investment impairment charge which was included in net investment income as well as a $17.1 million pretax charge for severance and other expenses related to the company’s operations strategy and included in G&A expenses.
4	Includes a $5.7 million pretax benefit for a litigation reserve true-up included in health plan services expenses and a $53.5 million pretax charge primarily for severance and other expenses related to the company’s operations strategy and included in G&A expenses.
5	Includes a $175.1 million pretax charge in total of which:
(a)	$119.6 million was primarily related to severance and other expenses associated with the company's operations strategy and included in G&A expenses
(b)	$37.5 million was included in health plan services expenses for estimated litigation liability and regulatory actions for the company’s rescission practices in Arizona and California and for the execution of the settlement agreement for the McCoy, et al., lawsuits
(c)	$14.6 million investment impairment charge taken in the third quarter of 2008 and included in net investment income
(d)	$3.4 million pretax charge related to the estimated loss on the sale of the assets of a subsidiary taken in the first quarter of 2008 and included in other income

Health Net, Inc.

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Quarter Ended December 31, 2007	Year Ended December 31, 2007	Quarter Ended September 30, 2008	Quarter Ended December 31, 2008	Year Ended December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$116,927	$193,697	$18,470	$35,535	$95,003
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and depreciation	13,598	42,982	17,255	17,271	59,878
Share-based compensation expense	6,457	24,298	8,216	1,294	24,065
Deferred income taxes	8,180	(98,629)	52,249	(11,942)	15,420
Excess tax benefits from share-based compensation	(487)	(17,987)	(35)	—	(815)
Other changes	(3,498)	(7,955)	10,748	24,261	35,530
Changes in assets and liabilities:
Premiums receivable and unearned premiums	24,037	(74,184)	112,741	(29,008)	(39,271)
Other receivables, deferred taxes and other assets	30,704	143,783	(61,547)	(107,787)	(150,347)
Amounts receivable/payable under government contracts	1,213	26,223	5,977	7,166	(50,431)
Reserves for claims and other settlements	(12,672)	251,636	(9,075)	(10,532)	37,717
Accounts payable and other liabilities	72,508	121,618	(62,558)	20,164	(185,711)

Net cash provided by (used in) operating activities	256,967	605,482	92,441	(53,578)	(158,962)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	242,421	807,649	154,478	514,047	1,219,291
Maturities of investments	65,606	213,833	58,400	62,117	257,149
Purchases of investments	(397,611)	(1,180,854)	(580,780)	(218,258)	(1,473,664)
Proceeds from sale of property and equipment	—	96,748	—	—	4
Purchases of property and equipment	(17,342)	(64,850)	(7,887)	(12,911)	(95,641)
Cash paid for acquisition of assets and businesses	—	(80,277)	—	—	—
Net sales and purchases of restricted investments and other	7,127	(22,444)	7,661	4,220	24,990

Net cash (used in) provided by investing activities	(99,799)	(230,195)	(368,128)	349,215	(67,871)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	2,525	72,622	235	—	6,636
Repurchases of common stock	(27,052)	(232,220)	(100,110)	(17)	(243,172)
Excess tax benefits from share-based compensation	487	17,987	35	—	815
Borrowings under financing arrangements	175,000	668,535	200,000	175,000	520,000
Repayment of borrowings under financing arrangements	—	(600,000)	(245,000)	(142,540)	(396,262)

Net cash provided (used in) by financing activities	150,960	(73,076)	(144,840)	32,443	(111,983)

Net increase (decrease) in cash and cash equivalents	308,128	302,211	(420,527)	328,080	(338,816)
Cash and cash equivalents, beginning of period	698,889	704,806	760,648	340,121	1,007,017

Cash and cash equivalents, end of period	$1,007,017	$1,007,017	$340,121	$668,201	$668,201

Health Net, Inc.

Consolidated Balance Sheet

(Amounts in thousands, except ratio data)

	December 31, 2007	September 30, 2008	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$1,007,017	$340,121	$668,201
Investments—available for sale	1,557,278	1,838,951	1,504,658
Premiums receivable, net	264,691	295,854	307,529
Amounts receivable under government contracts	189,976	235,064	241,269
Incurred but not reported (IBNR) health care costs receivable under TRICARE North contract	266,767	307,970	302,022
Other receivables	72,518	107,032	254,026
Deferred taxes	132,818	111,266	87,712
Other assets	210,039	238,615	179,649

Total current assets	3,701,104	3,474,873	3,545,066
Property and equipment, net	178,758	228,256	202,356
Goodwill, net	751,949	751,949	751,949
Other intangible assets, net	109,386	96,122	91,289
Deferred taxes	47,765	58,555	81,771
Other noncurrent assets	144,093	132,427	143,919

Total Assets	$4,933,055	$4,742,182	$4,816,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Reserves for claims and other settlements	$1,300,432	$1,348,681	$1,338,149
Health care and other costs payable under government contracts	69,014	56,505	69,876
IBNR health care costs payable under TRICARE North contract	266,767	307,970	302,022
Unearned premiums	176,981	197,881	180,548
Borrowings under amortizing financing facility	35,000	26,693	27,335
Accounts payable and other liabilities	463,823	285,016	294,840

Total current liabilities	2,312,017	2,222,746	2,212,770
Senior notes payable	398,071	398,224	398,276
Borrowings under amortizing financing facility	112,363	119,900	103,992
Borrowings under revolving credit facility	—	100,000	150,000
Other noncurrent liabilities	235,022	206,187	199,186

Total Liabilities	3,057,473	3,047,057	3,064,224

Stockholders’ Equity
Common stock and additional paid-in capital	1,151,395	1,181,481	1,182,211
Treasury common stock, at cost	(1,123,750)	(1,367,302)	(1,367,319)
Retained earnings	1,849,097	1,908,565	1,944,100
Accumulated other comprehensive loss	(1,160)	(27,619)	(6,866)

Total Stockholders’ Equity	1,875,582	1,695,125	1,752,126

Total Liabilities and Stockholders’ Equity	$4,933,055	$4,742,182	$4,816,350

Debt-to-Total Capital Ratio	22.5%	27.6%	27.9%

Health Net, Inc.

Notes to Consolidated Financial Statements

Notes:

(a)	Management believes that days claims payable (excluding capitation, provider and other claim settlements and Medicare Part D), a non-GAAP financial measure, provides useful information to investors because, in excluding those health care costs for which no or minimal reserves are maintained, it is a more accurate reflection of days claims payable calculated from claims-based reserves than is days claims payable, which does not exclude such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. The following table provides a reconciliation of the differences between days claims payable (excluding capitation, provider and other claim settlements and Medicare Part D) and days claims payable, the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Q4 2007	FY 2007	Q3 2008	Q4 2008	FY 2008
	(Dollars in millions)
Reserve for Claims and Other Settlements	$1,300.4	$1,300.4	$1,348.7	$1,338.1	$1,338.1
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(299.3)	(299.3)	(245.3)	(233.8)	(233.8)

Adjusted Reserve for Claims and Other Settlements	1,001.1	1,001.1	1,103.4	1,104.3	1,104.3
(1) Average Reserve for Claims and Other Settlements	1,306.8	1,174.6	1,353.2	1,343.4	1,319.3
(2) Average Adjusted Reserve for Claims and Other Settlements	1,011.8	982.3	1,084.0	1,103.8	1,052.7
(3) Health Plan Services Cost	2,409.3	9,762.9	2,689.8	2,629.4	10,762.7
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(715.2)	(3,129.7)	(796.5)	(776.8)	(3,378.1)

(4) Adjusted Health Plan Services Cost	1,694.1	6,633.2	1,893.3	1,852.6	7,384.6
(5) Number of Days in Period	92	365	92	92	366
= (1) / (3) * (5) Days Claims Payable	49.9	43.9	46.3	47.0	44.9
= (2) / (4) * (5) Days Claims Payable—Adjusted	54.9	54.1	52.7	54.8	52.2

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

(In millions)

	Health Plan Services
	Year 2008	Year 2007	Year 2006
Reserve for claims (a), beginning of period	$838.7	$754.2	$768.7
Incurred claims related to:
Current Year	6,372.2	5,790.7	5,222.0
Prior Years (c)	(8.3)	0.6	(77.3)

Total Incurred (b)	6,363.9	5,791.3	5,144.7
Paid claims related to:
Current Year	5,443.2	4,972.3	4,485.7
Prior Years	802.3	734.5	673.5

Total Paid (b)	6,245.5	5,706.8	5,159.2
Reserve for claims (a), end of period	957.1	838.7	754.2
Add:
Claims Payable (d)	284.8	365.6	203.9
Other (e)	96.2	96.1	90.7

Reserves for claims and other settlements, end of period	$1,338.1	$1,300.4	$1,048.8

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.
(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.
(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. In developing the revised estimate, there have been no changes in the approach used to determine the key actuarial assumptions, which are the completion factor and medical cost trend. Claims liabilities are estimated under actuarial standards of practice and generally accepted accounting principles. The majority of the reserve balance held at each quarter-end is associated with the most recent months’ incurred services because these are the services for which the fewest claims have been paid. The majority of the adjustments to reserves relate to variables and uncertainties associated with actuarial assumptions. The degree of uncertainty in the estimates of incurred claims is greater for the most recent months’ incurred services. Revised estimates for prior years are determined in each quarter based on the most recent updates of paid claims for prior years.
(d)	Includes amount accrued for litigation and regulatory-related expenses.
(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.